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                                                         Exhibit 24.1



                       [Stokes & Company, P.C. Letterhead]

                                  May 12, 2000

Solomon Alliance Group, Inc.
3025 Windward Plaza, Suite 300
Alpharetta, GA 30005

Gentlemen:

We consent to the use of our report dated May 10, 2000, with respect to the financial statements of Solomon Alliance Group, Inc. and Subsidiary that are made part of this Current Report on Form 8K.


/s/ Stokes & Company, P.C.
    -------------------------------

Stokes & Company, P.C.

Washington, D.C.